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                                                                   Exhibit 10.21

                    AMENDMENT NUMBER ONE TO REFERRAL AGREEMENT
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This Amendment ("Amendment") is entered into as of March 21, 2002, and amends the Referral Agreement made as of October 24, 2001 (the "Effective Date"), between Ceridian Corporation, a Delaware Corporation, for itself and through its direct or indirect wholly owned subsidiaries including Powerpay.com Inc., a New Jersey corporation, and subsidiaries to potentially be formed to implement the Agreement (collectively, "Ceridian"); and USI Insurance Services Corporation, a Delaware Corporation, for itself and through its various subsidiaries (collectively, "USI")(the "Agreement").

WHEREAS Ceridian and USI wish to amend the Agreement;

THEREFORE, for mutual consideration, the receipt and sufficiency of which are acknowledged, Ceridian and USI agree:

1.   Section 3 of the Agreement is amended to read in its entirety:

     Ceridian Fees. For purposes of this Agreement, "USI Products and Services
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     Eligible Revenue" is the net commissions or fees that USI receives as a result of sales of USI Products and Services to a Ceridian Eligible Customer. For purposes of this paragraph, "net commissions or fees" shall be the commissions or fees received by USI on account of a Ceridian Eligible Customer calculated net of amounts paid to outside producers and exclude contingent commissions, interest income, and return commissions due as a result of cancellations and reductions of coverage. For each USI Product and Service which a Ceridian Eligible Customer purchases from USI, USI will pay Ceridian a fee equal to twenty percent(20%) of the USI Products and Services Eligible Revenue related to such USI Product or Service received in the first twelve months following commencement of such USI Product or Service by the Ceridian Eligible Customer. For each USI Product and Service which a Ceridian Eligible Customer purchases from USI, USI will pay Ceridian a fee equal to fifteen percent(15%) of the USI Products and Services Eligible Revenue related to such USI Product or Service received in the thirteenth through forty-eighth month following commencement of such USI Product or Service by the Ceridian Eligible Customer. Payments will be made on a quarterly basis within 45 days after the close of each calendar quarter during which USI receives the USI Product and Service Eligible Revenue. Payments will be accompanied by a report indicating the name and address of the Ceridian Eligible Customer, the date of the referral, the USI Product(s) or Service(s) sold, the service commencement date, the amount of the USI Products and Services Eligible Revenue, and the amount of the fee. USI will have no obligation with respect to any referral not meeting the criteria set forth herein for payment of a fee, except as the parties may otherwise agree in writing prior to any such referral.

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2.   In both Schedules 10(a) and 10(b):

     (a)  The number "$1,250,000***" is replaced with "$2,500,000"; and

     (b)  The footnote marked "***" is replaced with "Intentionally Deleted."

3.   The following is hereby added to Section 17 at the end thereof:

     During the period that any fees are payable by USI to Ceridian under
     Section 3 of this Agreement, Ceridian agrees that that it will cause one or more of its subsidiaries to obtain and keep in effect licenses as appropriate under the applicable statutory and regulatory requirements, and USI shall make payments of the referral fees to such licensed subsidiary or subsidiaries as Ceridian may designate.

4.   In all other respects the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed and delivered this Amendment Number One to Services Agreement.

CERIDIAN CORPORATION


By: /s/ A. REID SHAW
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Name: A. REID SHAW
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Title: VP AND ASSISTANT SECRETARY
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USI INSURANCE SERVICES CORPORATION


By: /s/ ERNEST NEWBORN
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Name: ERNEST NEWBORN
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Title: SENIOR VICE PRESIDENT
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